UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2019

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2019, the Board of Directors (the “Board”) of Limbach Holdings, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Kyle Cerminara as a new director and member of the Company’s Compensation Committee, effective immediately. Mr. Cerminara will join the Board as a Class A director, such being the class of directors whose terms expire at the Company’s 2020 Annual Meeting of Stockholders.

As a non-employee director, Mr. Cerminara will receive compensation in the same manner as the Company’s other non-employee directors, which compensation is an annual retainer of $60,000 per year. The Company’s non-employee directors are also eligible to receive equity-based awards as compensation for their services as directors.

There are no arrangements or understandings between Mr. Cerminara and any other person pursuant to which he was elected as a director.

Mr. Cerminara is manager of 1347 Investors, LLC (“1347 Investors”), an affiliate of the Company. On July 14, 2017, the Company entered into a preferred stock repurchase agreement with the 1347 Investors, pursuant to which the Company repurchased from 1347 Investors a total of 120,000 shares of the Company’s preferred stock, for an aggregate sum of $4,092,153 in cash. On January 12, 2018, the Company repurchased the remaining 280,000 shares of its preferred stock from 1347 Investors for an aggregate sum of $9,974,000, including accrued dividends associated with the partial repurchase. There are no other transactions involving Mr. Cerminara and the Company that are required to be reported under Item 404 (a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: March 19, 2019